As filed with the Securities and Exchange Commission on March 21, 2013

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	59-2971472
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
(904) 737-1367
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)

Jeffrey L. Parker
Chairman of the Board and Chief Executive Officer
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
(904) 737-1367
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York  10174
Telephone:  (212) 818-8800
Fax:  (212) 818-8881

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-183713

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee(2)
Common stock, par value $.01 per share	$2,494,804.70	$340.29

(1)         The registrant previously registered such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or other securities and such indeterminate principal amount of debt securities having an aggregate offering price not to exceed $25,000,000 on a Registration Statement on Form S-3 (File No. 333-183713), as amended, which was declared effective on September 11, 2012. Of such securities, an aggregate of $12,171,054.70  have been used, leaving a remaining balance of $12,828,945.30.  In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of common stock of the registrant as have an aggregate initial offering price not to exceed $2,494,804.70 are being registered hereunder.

(2)         Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. The registrant previously registered shares of common stock and preferred stock, warrants and debt securities pursuant to a Registration Statement on Form S-3 (File No. 333-183713), as amended, for which a fee of $1,418.59 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, or “Rule 462(b),” and General Instruction IV.A. to Form S-3. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the registrant’s Registration Statement on Form S-3 (File No. 333-183713) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission, or the “SEC,” on September 4, 2012, and declared effective by the SEC on September 11, 2012, including all exhibits thereto and all information incorporated by reference therein. This Registration Statement is being filed solely to increase the maximum aggregate offering price of shares of common stock registered for sale under the Initial Registration Statement by $2,494,804.70. This amount does not exceed 20% of the maximum aggregate offering price of securities remaining available for issuance under the Initial Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida on March 21, 2013.

PARKERVISION, INC

By:	/s/ Jeffrey L. Parker
Name:	Jeffrey L. Parker
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Jeffrey L. Parker	Chief Executive Officer and	March 21, 2013
	Jeffrey L. Parker	Chairman of the Board (Principal Executive Officer)

By:	/s/ Cynthia L. Poehlman	Chief Financial Officer and	March 21, 2013
	Cynthia L. Poehlman	Secretary (Principal Financial Officer and Principal Accounting Officer)

By:	*	Chief Technical Officer and	March 21, 2013
	David F. Sorrells	Director

By:	*	Director	March 21, 2013
William A. Hightower

By:	*	Director	March 21, 2013
John Metcalf

By:	*	Director	March 21, 2013
Robert G. Sterne

By:	*	Director	March 21, 2013
Nam P. Suh

By:	*	Director	March 21, 2013
Papken S. Der Torossian

*	By Jeffrey L. Parker, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Graubard Miller.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1 and incorporated by reference herein).

24.1
Power of attorney (filed on the signature page to the Registration Statement on Form S-3 (File No. 333-183713), filed with the Securities and Exchange Commission on September 4, 2012 and incorporated by reference herein).

____________________
*	Filed herewith.